UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 1, 2006

DREW INDUSTRIES INCORPORATED
(Exact name of registrant as specified in its charter)

Delaware	0-13646	13-3250533
(State or other jurisdiction	(Commission File Number)	(I.R.S. Employer
of incorporation)		Identification No.)

200 Mamaroneck Avenue, White Plains, New York		10601
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code:		(914) 428-9098

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective December 1, 2006, the Company and Lippert Components, Inc., its subsidiary, (each a “Plan Sponsor”) adopted Executive Non-Qualified Deferred Compensation Plans (the “Plans”). Pursuant to the Plans, certain management employees are eligible to defer all or a portion of their regular salary and incentive compensation. Each Plan participant is fully vested in all deferred compensation and earnings credited to his or her account. The Plan Sponsors will be responsible for certain costs of Plan administration, which are not expected to be significant. The Plan Sponsors will not make any contributions to the Plans.

Pursuant to the Plans, payments to the Plan participants are made from the general unrestricted assets of the Plan Sponsor, and the Plan Sponsor’s obligations pursuant to the Plan are unfunded and unsecured.

Item 9.01 Financial Statements and Exhibits

Exhibits

10.1	Executive Non-Qualified Deferred Compensation Plan

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DREW INDUSTRIES INCORPORATED
(Registrant)

By:	/s/ Fredric M. Zinn
Fredric M. Zinn
Executive Vice President and Chief Financial Officer

Dated: December 12, 2006